Exhibit 99.1

Hogan & Hartson LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 +1.202.637.5600 Tel
+1.202.637.5910 Fax

www.hhlaw.com

February 4, 2009

Daniel F. Stenger
Partner
+1.202.637.5691
DFStenger@hhlaw.com

10 C.F.R. 50.80

U.S. Nuclear Regulatory Commission

Attention: Document Control Desk

One White Flint North

11555 Rockville Pike

Rockville, MD 20852

SUBJECT:	SOUTH TEXAS PROJECT, UNITS 1 AND 2
DOCKET NOS. STN 50-498, STN 50-499 PRELIMINARY RESPONSE TO LICENSE TRANSFER APPLICATION SUBMITTED BY EXELON CORPORATION

By letter dated January 29, 2009, Exelon Corporation (“Exelon”) unilaterally submitted to the Nuclear Regulatory Commission (“NRC”) an Application for Approval of Indirect Transfer of Control of Licenses relating to Exelon’s proposed hostile acquisition of NRG Energy, Inc. (“NRG”). NRG, through its wholly-owned subsidiary NRG South Texas LP, owns the largest portion (44%) of South Texas Project, Units 1 and 2 (collectively “STP”), which are jointly owned by three entities that control and finance STP’s operator, STP Nuclear Operating Company (“STPNOC”). NRG South Texas LP is a co-holder of Facility Operating Licenses NPF-76 and NPF-80 for the STP units, and NRG, as the corporate parent company, has been approved by the NRC as a holder of indirect control of the facility operating licenses.1/

For the reasons described below, NRG respectfully requests that the NRC find that Exelon’s license transfer application is deficient in that Exelon lacks the

1/	Order Approving Application Regarding Proposed Indirect Acquisition of Texas Genco, LP by NRG Energy, Inc., dated January 12, 2006.

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February 4, 2009

requisite authority from the existing licensees to submit the subject application, and in any event, the application is premature. In addition, Exelon’s hostile takeover attempt and unilateral application raises significant policy issues of first impression for the Commission.

Background of the Proposed Transaction

The NRG board of directors (the “NRG Board”) received an unsolicited acquisition proposal from Exelon on October 19, 2008, pursuant to which Exelon proposed to acquire all the outstanding shares of common stock of NRG at a fixed exchange ratio of 0.485 of a share of Exelon common stock for each share of NRG common stock. After evaluating the proposal, the NRG Board unanimously decided to reject the proposal, concluding that the offer significantly undervalued NRG and was not in the best interest of NRG’s shareholders.

On November 12, 2008, Exelon, through its subsidiary Exelon Xchange Corporation, launched an exchange offer (or tender offer) to acquire all the outstanding shares of NRG common stock at the same fixed exchange ratio previously rejected by the NRG Board. That same day, Exelon filed a prospectus/offer to exchange on Registration Statement Form S-4 with the U.S. Securities and Exchange Commission relating to the exchange offer. According to the prospectus/offer to exchange, as amended, the expiration date of the exchange offer was initially January 6, 2009, but has been extended until February 25, 2009, unless further extended (which Exelon has reserved the right to do in its sole discretion). Exelon has the option, but not the obligation, to further extend the expiration date. Nevertheless, because Exelon “does not expect to be in receipt of the regulatory approvals” that are necessary for the proposed transaction prior to February 25, 2009, it has indicated in the prospectus/offer to exchange, as amended (at page 37), that it “currently intends to extend the expiration date of [the exchange offer] beyond February 25, 2009.”

On January 30, 2009, Exelon gave notice to NRG that it intends to propose to increase the number of directors that constitute the NRG Board from 12 to 19, to nominate nine independent candidates for election at the NRG 2009 annual meeting of shareholders, and to solicit proxies for election of Exelon’s nominees and approval of Exelon’s proposals.

Insufficiency of the Application

Neither NRG nor the operating licensee STPNOC has authorized Exelon to submit the license transfer application or make any other submittal related to STP. An applicant for an NRC license must demonstrate that it possesses all requisite authority for the license it seeks. See 10 C.F.R. 50.33. In this case, Exelon’s license

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transfer application pertaining to NRG’s interests in STP and STPNOC has been submitted unilaterally by Exelon. Simply put, Exelon did not obtain the consent of NRG or, perhaps more importantly, STPNOC to the filing of the application, or even provide NRG or STPNOC a copy of the filing.2/ Exelon thus lacks the requisite authority to submit an application for transfer of NRG’s interests in the licenses.

NRC regulations in 10 C.F.R. 50.80(b)(2) provide that the Commission may require any applicant for a license transfer to file a written consent from the existing licensee. From a policy perspective, this consent requirement promotes the need for an orderly process for the transfer of control of NRC licenses. Requiring the consent of the existing licensee ensures that there is no confusion over which party retains control over the license or has responsibility for fulfilling all obligations under the license. The consent and participation of the existing licensee are also necessary to ensure that an application for transfer of a license is complete and accurate in all material respects as required by 10 C.F.R. 50.9. For similar reasons, the staff of the Texas Public Utilities Commission (“PUC”) recently recommended that Exelon’s application for regulatory approval by that agency be found insufficient.3/ Accordingly, the NRC should find that Exelon’s license transfer application is insufficient for filing in the absence of the requisite authorization or participation of NRG and STPNOC.

In addition, Exelon’s application is premature. As it stands, the transaction is at best highly speculative. The consummation of any merger transaction remains subject to multiple conditions and contingencies, including a minimum level of tender by NRG shareholders in response to the tender offer (which has not been met), approval by Exelon’s shareholders (which has not occurred), Exelon obtaining the necessary financing (as of January 22, 2009, Exelon indicated that it had not been successful in negotiating with NRG’s bondholders and thus was going to have to pursue alternative sources of funding), and numerous regulatory approvals (including importantly by federal antitrust regulators and state commissions — none of which have been obtained). Importantly, Exelon has not committed to going

2/	NRG received a copy of the non-proprietary version of Exelon’s application from the NRC on February 3, 2009. NRG has not received a copy of the proprietary version of Exelon’s application, and in any event, cannot vouch for the accuracy or completeness of any of the information provided in Exelon’s application. After it has an opportunity to review Exelon’s application in more detail, NRG may submit additional views to the NRC.

3/	The staff of the Texas PUC recommended that Exelon’s application regarding the proposed transaction be found insufficient due to Exelon’s failure to provide required information. Noting that Exelon is seeking to acquire NRG without NRG’s consent, the PUC staff further recommended that Exelon explain how it is able to provide the required information related to NRG. See Commission Staffs Response to Order No. 1 and Motion to Certify a Threshold Issue to the Commission (Jan. 29, 2009) at 1-2 (copy attached).

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forward with the transaction even if it were to obtain the necessary regulatory approvals.

Further, as Exelon itself acknowledges in its application transmittal letter, there is simply no definitive transaction for the NRC to review at this time and Exelon may pursue “alternative methods for structuring the transaction.” Transmittal Letter at p. 3. Such alternative structures may have a material impact on Exelon’s finances and thus on the financial health of its affiliated licensees. In view of these circumstances and the NRG Board’s lack of support for the transaction as currently proposed, making it uncertain as to whether a merger will ever occur, Exelon’s application should be considered premature. As the NRC is aware, the Commission discourages the submission of speculative transactions for review, and thus license transfer applications are normally submitted after the parties have entered into a definitive transaction. Unquestionably, the NRC need not and should not devote the substantial time and resources necessary for a review of Exelon’s unilateral, speculative application.

Policy Issues

Exelon’s hostile takeover attempt, which is unprecedented in the nuclear power industry, raises significant policy issues of first impression for the Commission. First of all, the NRC should be particularly concerned that Exelon’s takeover attempt could set a dangerous precedent. For example, a foreign entity might take significant steps to acquire control of an NRC licensee through a similar unilateral tender offer and board-packing process, thereby potentially circumventing the statutory restrictions under Sections 103 and 104 of the Atomic Energy Act on foreign ownership, control or influence over NRC licensees. To be clear in this regard, Exelon could potentially take control of NRG’s board of directors before the transaction closes (and indeed it may never close) and without obtaining regulatory approvals.

Moreover, a hostile takeover action of this nature can also have a destabilizing effect on a licensee’s organization and, among other things, may detract from a licensee’s focus on safety, creating similar effects to those noted in Regulatory Issue Summary 2006-13, Information on the Changes Made to the Reactor Oversight Process to More Fully Address Safety Culture, issued July 31, 2006. Uncertainty about the effect of the hostile takeover on management and employees of a licensee would likely have an adverse effect on the licensee regardless of whether the takeover is eventually completed. These uncertainties may impair the licensee’s ability to attract, retain and motivate key personnel until the takeover is completed or abandoned. Thus the Commission should recognize that hostile takeovers can be extremely disruptive to the orderly transfer of licenses and require that Exelon conform to the NRC’s process for the consideration of

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proposed license transfers, including the requirement to obtain the written consent of NRG and STPNOC as clearly authorized by the NRC regulations under 10 C.F.R. 50.80(b)(2).

For the foregoing reasons, the Commission should find, as a threshold matter, that Exelon’s license transfer application is deficient in that Exelon has not obtained (or for that matter even sought) the requisite consent of the existing licensee to make the application, and in any event, find that the subject application is premature.

If the Commission requires any additional information concerning this matter, please contact me at (202) 637-5691.

Very truly yours,

/s/ Daniel F. Stenger
Daniel F. Stenger
Amy C. Roma
Counsel for NRG Energy, Inc.

cc:	Chairman Dale E. Klein

Commissioner Gregory B. Jaczko

Commissioner Peter B. Lyons

Commissioner Kristine L. Svinicki

R. William Borchardt, NRC Executive Director for Operations

Eric J. Leeds, Director, Office of Nuclear Reactor Regulation

Elmo E. Collins, Jr., Regional Administrator, NRC Region IV

Mohan C. Thadani, Project Manager, STP Units 1 and 2

Susan L. Uttal, Office of General Counsel

Enclosure:

Public Utility Commission of Texas, Docket No. 36555, Commission Staff’s Response to Order No. 1 and Motion to Certify a Threshold Issue to the Commission, dated January 29, 2009.

ENCLOSURE

DOCKET NO. 36555

APPLICATION OF EXELON	§	PUBLIC UTILITY COMMISSION
CORPORATION, EXELONE	§
XCHANGE, AND EXELON	§	OF TEXAS
GENERATION COMPANY, LLC	§
PURSUANT TO SECTION 39.158	§
OF THE PUBLIC UTILITY	§
REGULATORY ACT	§

COMMISSION STAFF’S RESPONSE TO ORDER NO. 1 AND

MOTION TO CERTIFY A THRESHOLD ISSUE TO THE

COMMISSION

COMES NOW the Staff of the Public Utility Commission of Texas (Staff), representing the public interest and files this Response to Order No. 1 and motion to certify an issue to the Commission and would show the following:

I. Background

On January 5, 2009, Exelon Corporation, Exelon Xchange, and Exelon Generation Company, LLC (Exelon) filed an application pursuant to PURA §39.154 and §39.158 for approval of Exelon’s affiliation and consolidation with NRG Energy, Inc. (NRG). Order No. 1 was issued on January 7, 2009 requiring Staff to file comments regarding the sufficiency of the application, proposed notice and the procedural schedule proposed by Exelon. NRG filed a motion to intervene on January 21, 2009. Several other parties have also filed motions to intervene.

II. Application Sufficiency

Under PURA § 39.158(a), the Commission must account for each “owner of electric generation facilities that offers electricity for sale in this state” that will “merge, consolidate, or otherwise become affiliated.” However, Exelon has not indicated in its application which Exelon and NRG affiliate companies offer electricity for sale in Texas, including any such affiliates that are not wholly owned by Exelon or NRG. In order for the Commission to make a determination on Exelon’s application pursuant to PURA § 39.158(a), the Commission must have this information. Staff therefore recommends that the application be found insufficient pursuant to P.U.C. PROC. R. 22.73 (2), (3), and (6) and that Exelon be required to list which Exelon and NRG affiliates offer electricity for

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sale in Texas. Because Exelon is seeking to acquire NRG without NRG’s consent, Exelon should also be required to detail how it determined which NRG affiliates offer electricity for sale in Texas.

III. Notice

Exelon requests that the Commission provide notice of its application through publication in the Texas Register and by posting a copy of the application on the Commission’s website.1 In addition, Exelon states that it will provide a copy of the application to the counsel for NRG.2 The Commission’s rules do not provide specific notice requirements for an application filed pursuant to PURA § 39.158, but the presiding officer may require a party to provide reasonable notice to affected persons. P.U.C.PROC., R. 22.55. Exelon’s proposal is not reasonable because Exelon does not propose to serve notice on each Exelon or NRG affiliate “that offers electricity for sale in this state.”3 It should be required to do so.

IV. Proposed Procedural Schedule

The adoption of a procedural schedule at this juncture would be premature in light of Exelon’s deficient application and notice and Staffs motion for certification of a threshold issue as addressed below.

V. Motion to Certify a Threshold Issue

Exelon proposes to acquire NRG, but NRG opposes the acquisition. Exelon seeks to acquire the voting securities of NRG by means of a tender offer and then to consummate a “second step” merger and consolidation of the two companies.4

It is not clear that this transaction is ripe for review under PURA § 39.158. PURA § 39.158(a) provides in pertinent part:

An owner of electric generation facilities that offers electricity for sale in the state and proposes to merge, consolidate, or otherwise become affiliated with another owner of electric generation facilities that offers electricity for sale in this state shall obtain approval of the commission before closing if the electricity offered for sale in the power region by the merged, consolidated of affiliated entity will exceed one percent of the total electricity for sale in the power region.

In light of NRG’s opposition to Exelon’s proposed acquisition of it, there is substantial

[l]	Id. at 8.

[2]	ld.

[3]	See Section II, Application Sufficiency, above.

[4]	Application at 2-3.

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uncertainty as to whether the transaction will occur. Moreover, this appears to be an issue of first impression for the Commission since as far as Staff is aware all previous PURA §39.158 applications that have been filed at the Commission have involved transactions that have been agreed to between the affected companies. Pursuant to P.U.C. PROC. R. 22.127(b)(l), Staff requests that the presiding officer certify the following issue: Is the application in this docket premature? If the presiding officer concludes that this issue should not be certified, Staff alternatively requests that the presiding officer promptly establish a procedure that can be used to address this threshold issue.

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Respectfully Submitted,

Thomas S. Hunter
Division Director
Legal Division

Keith Rogas
Deputy Division Director
Legal Division

/s/ Brennan J. Foley
Brennan J. Foley
State Bar No. 24055490
(512) 936-7163
(512) 936-7268 (facsimile)
Public Utility Commission of Texas
1701 N. Congress Avenue
P.O. Box 13326
Austin, Texas 78711-3326

DOCKET NO. 36555

CERTIFICATE OF SERVICE

I certify that a copy of this document will be served on all parties of record on this 29th day of January, 2009 in accordance with P.U.C. Procedural Rule 22.74.

/s/ Brennan J. Foley
Brennan J. Foley

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